Exhibit 99.1

Investor Contact	1600 Tysons Boulevard, Suite 1000
Ian Weissman	McLean, VA 22102
+ 1 703 584 7441	www.pkhotelsandresorts.com

Park Hotels & Resorts Inc. Reports Third Quarter 2017 Results

MCLEAN, VA (November 2, 2017) – Park Hotels & Resorts Inc. (“Park” or the “Company”) (NYSE: PK) today announced results for the third quarter ended September 30, 2017. Highlights include:

Third Quarter 2017 Highlights

•	Comparable RevPAR was $166.66, a decrease of 0.1% on a Pro-forma basis from the same period in 2016; excluding impact from hurricanes, Comparable RevPAR remained flat from the same period in 2016;
•	Net income was $105 million and net income attributable to stockholders was $103 million;
•	Adjusted EBITDA was $183 million;
•	Adjusted FFO attributable to stockholders was $141 million;
•	Diluted earnings per share was $0.48;
•	Diluted Adjusted FFO per share was $0.66;
•	Comparable Hotel Adjusted EBITDA margin was 27.0%, a decrease of 120 bps on a Pro-forma basis from the same period in 2016; and
•	Caribe Hilton was removed from comparable results following damage sustained from Hurricane Maria.

Thomas J. Baltimore, Jr., Chairman, President and Chief Executive Officer, stated, “Our team responded exceptionally well to the challenging environment caused by the devastating hurricanes across Key West and Puerto Rico. I am incredibly proud of the efforts made by all hotel staff, first responders and Park employees to ensure our guests were safe and that our hotels were ultimately secure, stabilized, and in the case of our two hotels in Key West, up and running within five weeks. Despite these challenges, our hotels in San Francisco, Orlando and Hawaii helped to more than offset the disruption we faced from the hurricanes, thus continuing to demonstrate the benefits of owning a high-quality, diverse portfolio. Specifically, in San Francisco, despite the continued challenges amid on-going renovations at the Moscone Convention Center, our team and operating partners did an impressive job securing a significant amount of in-house group business during the quarter, helping to drive 4.4% RevPAR growth across our two Union Square hotels.”

Selected Statistical and Financial Information
(unaudited, dollars in millions, except per share data, Comparable RevPAR and Comparable ADR)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	Change	2017	2016	Change
Comparable RevPAR(1)(2)	$ 166.66	$ 166.85	(0.1)%	$ 164.83	$ 164.13	0.4%
Comparable Occupancy(1)(2)	83.5%	83.9%	(0.4)% pts	81.9%	82.3%	(0.4)% pts
Comparable ADR(1)(2)	$ 199.65	$ 198.88	0.4%	$ 201.23	$ 199.48	0.9%

Net income(3)	$ 105	$ 37	183.8%	$ 2,570	$ 122	NM(4)
Net income attributable to stockholders(3)	$ 103	$ 34	202.9%	$ 2,565	$ 116	NM(4)

Adjusted EBITDA(1)	$ 183	$ 185	(1.1)%	$ 577	$ 573	0.7%
Comparable Hotel Adjusted EBITDA(1)(2)	$ 172	$ 175	(1.8)%	$ 532	$ 535	(0.6)%
Comparable Hotel Adjusted EBITDA margin(1)(2)	27.0%	28.2%	(120) bps	27.6%	28.4%	(80) bps
Adjusted FFO attributable to stockholders(1)	$ 141	$ 132	6.8%	$ 452	$ 430	5.1%

Earnings per share - Diluted(5)	$ 0.48	$ 0.17		$ 11.94	$ 0.59
Adjusted FFO per share - Diluted(1)(5)	$ 0.66	$ 0.66		$ 2.11	$ 2.18
Weighted average shares outstanding - Diluted	215	198		214	198

(1)	For 2016, amounts are calculated on a Pro-forma basis.
(2)	Excludes unconsolidated joint ventures.
(3)

Includes income tax benefits from the derecognition of deferred tax liabilities for the three and nine months ended September 30, 2017 of $48 million and $2,360 million, respectively, associated with Park’s intention to be taxed as a REIT.

(4)	Percentage change is not meaningful.
(5)

For 2016, per share amounts were calculated using the number of shares of common stock outstanding upon the completion of the spin-off. Per share amounts are calculated based on unrounded numbers and are calculated independently for each period presented; therefore, the sum of the quarterly per share amounts do not equal the per share amounts for the nine months.

Hurricanes Irma and Maria

Hurricanes Irma and Maria caused meaningful damage and disruption at the Company’s hotels in Key West, Florida and Puerto Rico. As these hurricanes occurred toward the end of the quarter, there was not a material effect on the result of operations for the third quarter. Park expects the Caribe Hilton in Puerto Rico to continue to experience the effects from business interruption for the duration of the year and well into 2018; therefore, the results of operations of that property are presented as non-comparable.

In Key West, the 311-room Casa Marina and the 150-room Reach resorts, which collectively account for 3.0% of the Company’s annual Adjusted EBITDA, were closed upon the mandatory evacuation of the Florida Keys on September 6, 2017. Both hotels sustained damage during the hurricane, but re-opened on October 13, 2017. Preliminary estimates of property damage at the two resorts exceed $15 million and loss of business is anticipated to negatively affect the Company’s fourth quarter Adjusted EBITDA by approximately $3 million.

In Puerto Rico, the 748-room Caribe Hilton, which accounts for less than 1.0% of the Company’s annual Adjusted EBITDA, sustained significant damage from Hurricane Maria and remains closed. Preliminary estimates of property damage at the Caribe Hilton is expected to exceed $50 million and loss of business is anticipated to negatively affect the Company’s fourth quarter Adjusted EBITDA by approximately $2 million.

While the final amount of the damages has not yet been determined, the Company anticipates insurance proceeds will be sufficient to cover a significant portion of the property damage to these hotels, which includes certain clean-up and repair costs and the loss of business. Based on preliminary estimates, the Company anticipates out of pocket expenses up to $20 million, including $2 million in the third quarter, representing costs incurred up to the amount of deductibles and an estimate for uninsured claims. These amounts are excluded from Adjusted EBITDA and Adjusted FFO. Any gain resulting from insurance proceeds, including those for business interruption, will not be recognized until all contingencies have been resolved.

Consequently, the estimated $5 million combined loss of business in Key West and Puerto Rico for the fourth quarter excludes any receipt of insurance proceeds for business interruption, for which the timing is uncertain and will positively affect Adjusted EBITDA in the period that proceeds are received.

Total Consolidated Comparable Hotels

Comparable RevPAR decreased 0.1% for the quarter and increased 0.4% year-to-date, on a Pro-forma basis, due to 0.4% pts decreases in occupancy in both periods, offset by a 0.4% and 0.9% increase in rate, respectively, as compared to the same periods in 2016. Highlights across comparable hotels and Park’s markets and segments include:

•

Northern California: RevPAR growth of 5.0% for the quarter, primarily attributable to increased group demand. Specifically, RevPAR at Park’s two San Francisco hotels increased 4.4% for the quarter due to strong in-house group demand, significantly outperforming the broader San Francisco market. The growth for the quarter offset the year-to-date RevPAR decline, which is 1.7% on a year-to-date basis, caused by decreases in both rate and occupancy primarily attributable to renovations at the Moscone Convention Center in the first half of 2017 coupled with the Super Bowl taking place in San Francisco in February 2016;

•

Hawaii: RevPAR growth of 1.6% for the quarter and 2.8% year-to-date, due to continued strength in transient demand offsetting weaker group production for the quarter, and increases in both group and transient business year-to-date;

•

Florida: RevPAR decline of 1.3% for the quarter due to the effects of Hurricane Irma on Park’s two Key West hotels, which had a decline in RevPAR of 16.4% for the quarter, partially offset by increased demand at the Orlando area hotels, which had RevPAR growth of 3.1% for the quarter, and the Miami hotel, which had RevPAR growth of 6.5% for the quarter, from guests displaced by the hurricane. Florida had RevPAR growth of 1.8% year-to-date with increases in both rate and occupancy from strong leisure demand;

•

New York: RevPAR decline of 7.8% for the quarter and 3.6% year-to-date, primarily attributable to increased competition from new supply coupled with disruption from rooms renovations during the year, which accounted for 1.7% of the decline for the quarter; and

•	Group / Transient: group rooms revenue increased 0.1% for the quarter and 0.5% year-to-date, partially offset by transient rooms revenue decrease of 0.3% for the quarter and year-to-date.

Top 10 Hotels

RevPAR for Park’s Top 10 Hotels, which accounts for approximately 63% of Hotel Adjusted EBITDA, declined 1.8% for the quarter and 1.0% year-to-date, on a Pro-forma basis, due to decreases in occupancy and rate, as compared to the same period in 2016. Highlights within the Top 10 Hotels include:

•	Hilton Hawaiian Village Waikiki Beach Resort: RevPAR growth of 1.6% for the quarter and 2.8% year-to-date, due to continued strength in transient demand;
•	New York Hilton Midtown: RevPAR decline of 7.8% for the quarter and 3.6% year-to-date, due to weak transient demand, coupled with disruption from ongoing renovations;
•

Hilton San Francisco Union Square / Parc 55 San Francisco – a Hilton Hotel: Combined RevPAR growth of 4.4% for the quarter due to strong group production at the Hilton San Francisco Union Square and increased transient demand at Parc 55, and combined RevPAR decline of 3.9% year-to-date due to ongoing renovations at the Moscone Convention Center and the Super Bowl taking place in San Francisco in February 2016;

•

Hilton Waikoloa Village: RevPAR decline of 9.3% for the quarter and 1.4% year-to-date, due in part to the delayed transfer of certain rooms to Hilton Grand Vacations (“HGV”), which affected the ability to market group rooms;

•	Hilton New Orleans Riverside: RevPAR decline of 3.4% for the quarter and 2.6% year-to-date, due to the effects of Hurricane Harvey coupled with a decrease in group business;
•

Hilton Chicago: RevPAR decline of 7.2% for the quarter due to weak group demand. The decline for the quarter offset the year-to-date RevPAR growth of 0.3%, which was primarily due to strong group demand in the first half of the year;

•

Hilton Orlando Bonnet Creek / Waldorf Astoria Orlando: Combined RevPAR growth of 4.1% for the quarter primarily from increases in transient and group demand from hurricane displacement elsewhere in Florida, and combined RevPAR growth of 4.0% year-to-date, due to strong leisure demand; and

•	Casa Marina, A Waldorf Astoria Resort: RevPAR decline of 17.7% for the quarter and 5.2% year-to-date, due to the effects of Hurricane Irma.

Balance Sheet and Liquidity

Park had the following debt outstanding as of September 30, 2017:

(unaudited, dollars in millions)
Debt	Collateral	Interest Rate	Maturity Date	As of September 30, 2017
Fixed Rate Debt
Unsecured notes	Unsecured	7.50%	December 2017	$ 55
Mortgage loan	DoubleTree Hotel Spokane City Center	3.55%	October 2020	12
Commercial mortgage-backed securities loan	Hilton San Francisco Union Square, Parc 55 San Francisco - a Hilton Hotel	4.11%	November 2023	725
Commercial mortgage-backed securities loan	Hilton Hawaiian Village Waikiki Beach Resort	4.20%	November 2026	1,275
Mortgage loan	The Fess Parker Santa Barbara Hotel - a DoubleTree Resort	4.17%	December 2026	165
Total Fixed Rate Debt(1)				$ 2,232

Variable Rate Debt
Revolving credit facility(2)	Unsecured	L + 1.50%	December 2021(3)	$ -
Term loan	Unsecured	L + 1.45%	December 2021	750
Mortgage loan	DoubleTree Hotel Ontario Airport	L + 2.25%	May 2022(3)	30
Total Variable Rate Debt				$ 780

(1)	Excludes $15 million of capital lease obligations.
(2)	$1 billion available.
(3)	Assumes the exercise of all extensions that are exercisable solely at Park’s option.

Total cash and cash equivalents were $377 million as of September 30, 2017, including $20 million of restricted cash.

Capital Investments

Park invested $39 million in the third quarter on capital improvements, including $30 million on improvements made to guest rooms, lobbies and other guest-facing areas. Key projects include:

•	New York Hilton Midtown: $9.1 million primarily on suites and meeting space renovations;
•	Hilton Hawaiian Village Waikiki Beach Resort: $3.1 million primarily on fitness center expansion;
•	Pointe Hilton Squaw Peak Resort: $3.7 million primarily on rooms and ballroom renovations;
•	Hilton San Francisco Union Square: $1.6 million primarily on rooms and suites renovations; and
•	Hilton Waikoloa Village: $1.4 million primarily on restaurant renovations.

Dividends

Park’s Board of Directors declared a third quarter 2017 cash dividend of $0.43 per share to stockholders of record as of September 29, 2017. The third quarter 2017 cash dividend was paid on October 16, 2017.

The Company expects to declare a fourth quarter “catch-up” cash dividend in December 2017, payable in January 2018, of approximately $0.51 to $0.58 per share. The fourth quarter “catch-up” dividend could be impacted by any future asset sales that may result in a taxable gain or loss, or a material change in expected performance.

Full Year 2017 Outlook

The Company has updated its 2017 guidance that was previously provided in connection with the reporting of its second quarter results in August 2017. The change to guidance is entirely related to the estimated effect from Hurricanes Irma and Maria on the full year. Park expects the full year 2017 operating results to be as follows:

(unaudited, dollars in millions, except per share amounts)
	2017 Outlook				Variance to Prior Outlook
	as of November 2, 2017				as of August 2, 2017
Metric	Low		High		Low		High
Comparable RevPAR Growth	0.0%		1.0%		0.0%		0.0%

Net income	$ 237		$ 259		$ (20)		$ (21)
Net income attributable to stockholders	$ 231		$ 253		$ (20)		$ (21)
Diluted earnings per share	$ 1.08		$ 1.18		$ (0.09)		$ (0.10)

Adjusted EBITDA	$ 735		$ 760		$ (5)		$ (5)
Comparable Hotel Adjusted EBITDA margin change	(80)	bps	(20)	bps	0	bps	(20)	bps
Adjusted FFO per share - Diluted	$ 2.68		$ 2.78		$ (0.02)		$ (0.02)

Full year 2017 guidance is based in part on the following assumptions:

•	General and administrative expenses are projected to be $42 million, excluding $14 million of non-cash share-based compensation expense and $9 million of transition costs;
•	Fully diluted weighted average shares is expected to be 214.5 million;
•

Excludes income tax benefits for the three and nine months ended September 30, 2017, of $48 million and $2,360 million, respectively, resulting from the derecognition of deferred tax liabilities associated with Park’s intention to be taxed as a REIT;

•

Due to the transfer of a significant number of rooms at the Hilton Waikoloa Village and Embassy Suites Washington DC Georgetown to Hilton Grand Vacations, and due to the effects of the hurricane at the Caribe Hilton in Puerto Rico, the results from these hotels are excluded from Park’s comparable results in 2017; and

•	The transfer of 14 and 120 rooms at the Hilton Waikoloa Village in July 2017 and October 2017, respectively.

Supplemental Disclosures

In conjunction with this release, Park has furnished a financial supplement with additional disclosures on its website. Visit www.pkhotelsandresorts.com for more information. Park has no obligation to update any of the information provided to conform to actual results or changes in Park’s portfolio, capital structure or future expectations.

Conference Call

Park will host a conference call for investors and other interested parties to discuss third quarter results on November 3, 2017 beginning at 10:00 a.m. Eastern Time.

Participants may listen to the live webcast by logging onto the Investors section of the website at www.pkhotelsandresorts.com. Alternatively, participants may listen to the live call by dialing (877) 451-6152 in the United States or (201) 389-0879 internationally, and requesting Park Hotels & Resorts’ Third Quarter 2017 Earnings Conference Call. Participants are encouraged to dial into the call or link to the webcast at least ten minutes prior to the scheduled start time.

A replay and transcript of the webcast will be available within 24 hours after the live event on the Investors section of Park’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended Forward-looking statements include, but are not limited to, statements related to Park’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, the effects of competition and the effects of future legislation or regulations and other non-historical statements. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements and Park urges investors to carefully review the disclosures Park makes concerning risk and uncertainties in Item 1A: “Risk Factors” in Park’s Annual Report on Form 10-K for the year ended December 31, 2016, as such factors may be updated from time to time in Park’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.  Except as required by law, Park undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Park presents certain non-GAAP financial measures in this press release, including NAREIT FFO attributable to stockholders Adjusted FFO attributable to stockholders, EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA, and Hotel Adjusted EBITDA margin. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of its operating performance. Please see the schedules included in this press release including the “Definitions” section for additional information and reconciliations of such non-GAAP financial measures.

Pro-Forma Financial Information

Certain financial measures and other information have been adjusted for Park’s historical debt and related balances and interest expense to give the net effect to financing transactions that were completed prior to spin-off, incremental fees based on the terms of the post spin-off management agreements, adjustments to income tax expense based on Park’s post spin-off REIT tax structure, the removal of costs incurred related to the spin-off and the establishment of Park as a separate public company and the estimated excise taxes on certain REIT leases.  Further adjustments have been made to reflect the effects of hotels disposed of or acquired during the periods presented. When presenting such information, the amounts are identified as “Pro-forma.”

About Park

On January 3, 2017, Hilton Worldwide Holdings Inc. completed the spin-off of a portfolio of hotels and resorts that established Park as an independent, publicly traded company. Park began publicly trading on the New York Stock Exchange as an independent company on January 4, 2017. Park is a leading lodging REIT with a diverse portfolio of hotels and resorts with significant underlying real estate value. Park’s portfolio consists of 67 premium-branded hotels and resorts with over 35,000 rooms located in prime United States and international markets with high barriers to entry.

PARK HOTELS & RESORTS INC.

CONDENSED COMBINED CONSOLIDATED BALANCE SHEETS

(unaudited, in millions, except share and per share data)

	September 30,	December 31,
	2017	2016
ASSETS
Property and equipment, net	$ 8,464	$ 8,541
Investments in affiliates	85	81
Goodwill	606	604
Intangibles, net	42	44
Cash and cash equivalents	357	337
Restricted cash	20	13
Accounts receivable, net	158	130
Prepaid expenses	48	58
Other assets	23	26
TOTAL ASSETS	$ 9,803	$ 9,834
LIABILITIES AND EQUITY
Liabilities
Debt	$ 3,015	$ 3,012
Accounts payable and accrued expenses	178	167
Due to hotel manager	97	91
Due to Hilton Grand Vacations	206	210
Deferred income tax liabilities	74	2,437
Other liabilities	210	94
Total liabilities	3,780	6,011
Equity
Common stock, par value $0.01 per share, 6,000,000,000 shares authorized, 214,865,272 shares issued and 214,847,061 shares outstanding as of September 30, 2017	2	—
Additional paid-in capital	3,827	—
Retained earnings	2,286	—
Accumulated other comprehensive loss	(45)	(67)
Net Parent investment	—	3,939
Total stockholders' equity	6,070	3,872
Noncontrolling interests	(47)	(49)
Total equity	6,023	3,823
TOTAL LIABILITIES AND EQUITY	$ 9,803	$ 9,834

PARK HOTELS & RESORTS INC.

CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues
Rooms	$ 460	$ 460	$ 1,361	$ 1,361
Food and beverage	160	156	552	536
Other	68	55	192	160
Total revenues	688	671	2,105	2,057

Operating expenses
Rooms	121	120	353	352
Food and beverage	120	117	383	375
Other departmental and support	180	165	538	500
Other property-level	50	43	144	135
Management and franchise fees	34	22	107	73
Impairment loss	—	—	—	15
Depreciation and amortization	74	73	217	220
Corporate and other	20	21	57	56
Total expenses	599	561	1,799	1,726

Gain on sale of assets, net	—	—	—	1

Operating income	89	110	306	332

Interest income	1	—	2	1
Interest expense	(32)	(49)	(93)	(141)
Equity in earnings from investments in affiliates	6	6	18	16
(Loss) gain on foreign currency transactions	(1)	1	(4)	—
Other loss, net	(2)	(5)	(3)	(7)

Income before income taxes	61	63	226	201
Income tax benefit (expense)	44	(26)	2,344	(79)

Net income	105	37	2,570	122
Net income attributable to noncontrolling interests	(2)	(3)	(5)	(6)
Net income attributable to stockholders	$ 103	$ 34	$ 2,565	$ 116

Earnings per share:
Earnings per share - Basic	$ 0.48	$ 0.17	$ 12.16	$ 0.59
Earnings per share - Diluted	$ 0.48	$ 0.17	$ 11.94	$ 0.59

Weighted average shares outstanding - Basic	214	198	210	198
Weighted average shares outstanding - Diluted	215	198	214	198

Dividends declared per common share	$ 0.43	$ —	$ 1.29	$ —

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

EBITDA, ADJUSTED EBITDA AND PRO-FORMA ADJUSTED EBITDA

(unaudited, in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net income	$ 105	$ 37	$ 2,570	$ 122
Depreciation and amortization expense	74	73	217	220
Interest income	(1)	—	(2)	(1)
Interest expense	32	49	93	141
Income tax (benefit) expense	(44)	26	(2,344)	79
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	6	6	18	19
EBITDA	172	191	552	580
Gain on sale of assets, net	—	—	—	(1)
Loss (gain) on foreign currency transactions	1	(1)	4	—
Transition costs	3	—	5	—
Share-based compensation expense	3	—	10	—
Impairment loss	—	—	—	15
Loss from hurricane damage	2	—	2	—
Other gains and losses	2	9	4	20
Adjusted EBITDA	183	199	577	614
Less: Spin-off adjustments(1)	—	(14)	—	(41)
Pro-forma Adjusted EBITDA	$ 183	$ 185	$ 577	$ 573

(1)	Includes adjustments for incremental fees based on the terms of the post spin-off management agreements and estimated non-income taxes on certain REIT leases.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

PRO-FORMA COMPARABLE HOTEL ADJUSTED EBITDA AND PRO-FORMA COMPARABLE HOTEL ADJUSTED EBITDA MARGIN

(unaudited, dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Pro-forma Adjusted EBITDA	$ 183	$ 185	$ 577	$ 573
Less: Adjusted EBITDA from investments in affiliates	11	11	35	34
Less: All other(1)	(10)	(13)	(31)	(35)
Pro-forma Hotel Adjusted EBITDA	182	187	573	574
Less: Non-comparable hotels	10	12	41	39
Pro-forma Comparable Hotel Adjusted EBITDA	$ 172	$ 175	$ 532	$ 535

(1) Includes EBITDA from Park's laundry business and certain corporate expenses.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Total Revenue	$ 688	$ 671	$ 2,105	$ 2,057
Less: Revenue from laundry facilities	3	4	9	10
Add: Spin-off adjustments(1)	—	6	—	16
Less: Non-comparable hotels	50	53	166	174
Pro-forma Comparable Hotel Revenue	$ 635	$ 620	$ 1,930	$ 1,889

(1) Includes $6 million and $16 million, respectively, for the three and nine months ended September 30, 2016, of allocated costs previously excluded from other hotel revenue for services provided to HGV at Hilton Hawaiian Village Beach Resort. In connection with the spin-off, Park entered into a services agreement with HGV.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Pro-forma Comparable Hotel Revenue	$ 635	$ 620	$ 1,930	$ 1,889
Pro-forma Comparable Hotel Adjusted EBITDA	$ 172	$ 175	$ 532	$ 535
Pro-forma Comparable Hotel Adjusted EBITDA margin	27.0%	28.2%	27.6%	28.4%

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

NAREIT FFO, ADJUSTED FFO AND PRO-FORMA ADJUSTED FFO

(unaudited, in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net income attributable to stockholders	$ 103	$ 34	$ 2,565	$ 116
Depreciation and amortization expense	74	73	217	220
Depreciation and amortization expense attributable to noncontrolling interests	(1)	(1)	(3)	(3)
Gain on sale of assets, net	—	—	—	(1)
Impairment loss	—	—	—	15
Equity investment adjustments:
Equity in earnings from investments in affiliates	(6)	(6)	(18)	(16)
Pro rata FFO of investments in affiliates	8	10	26	29
NAREIT FFO attributable to stockholders	178	110	2,787	360
Loss (gain) on foreign currency transactions	1	(1)	4	—
Transition costs	3	—	5	—
Share-based compensation expense	3	—	10	—
Loss from hurricane damage	2	—	2	—
Other gains and losses(1)	(46)	—	(2,356)	—
Adjusted FFO attributable to stockholders	141	109	452	360
Less: Spin-off adjustments(2)	—	23	—	70
Pro-forma Adjusted FFO attributable to stockholders	$ 141	$ 132	$ 452	$ 430

NAREIT FFO per share - Diluted(3)	$ 0.83	$ 0.55	$ 13.00	$ 1.82
Adjusted FFO per share - Diluted(3)(4)	$ 0.66	$ 0.66	$ 2.11	$ 2.18
Weighted average shares outstanding - Diluted	215	198	214	198

(1)

Includes derecognition of deferred tax liabilities for the three and nine months ended September 30, 2017, of $48 million and $2,360 million, respectively, associated with Park’s intention to be taxed as a REIT.

(2)

Spin-off adjustments include adjustments for Park’s historical debt and related balances and interest expense to give the net effect to financing transactions that were completed prior to spin-off, incremental fees based on the terms of the post spin-off management agreements, adjustments to income tax expense based on Park’s post spin-off REIT tax structure and estimated non-income taxes on certain REIT leases.

(3)

For 2016, per share amounts were calculated using the number of shares of common stock outstanding upon the completion of the spin-off. Per share amounts are calculated based on unrounded numbers and are calculated independently for each period presented; therefore, the sum of the quarterly FFO does not equal the FFO for the nine months.

(4)	For 2016, amounts are calculated on a Pro-forma basis.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

2017 OUTLOOK – EBITDA AND ADJUSTED EBITDA

(unaudited, in millions)

	Year Ending
	December 31, 2017
	Low Case	High Case
Net income(1)	$ 237	$ 259
Depreciation and amortization expense	291	291
Interest income	(2)	(2)
Interest expense	124	124
Income tax expense(1)	17	20
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	23	23
EBITDA	690	715
Loss on foreign currency transactions	4	4
Transition costs	9	9
Share-based compensation expense	14	14
Loss from hurricane damage	15	15
Other gains and losses	3	3
Adjusted EBITDA	$ 735	$ 760

(1)

Excludes an income tax benefit of $2,360 million for the nine months ended September 30, 2017, resulting from the derecognition of deferred tax liabilities associated with Park’s intention to be taxed as a REIT.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

2017 OUTLOOK – NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND

ADJUSTED FFO ATTRIBUTABLE TO STOCKHOLDERS

(unaudited, in millions except per share amounts)

	Year Ending
	December 31, 2017
	Low Case	High Case
Net income attributable to stockholders(1)	$ 231	$ 253
Depreciation and amortization expense	287	287
Equity investment adjustments:
Equity in earnings from investments in affiliates	(21)	(21)
Pro rata FFO of equity investments	33	33
NAREIT FFO attributable to stockholders(1)	530	552
Loss on foreign currency transactions	4	4
Transition costs	9	9
Share-based compensation expense	14	14
Loss from hurricane damage	15	15
Other gains and losses	3	3
Adjusted FFO attributable to stockholders(1)	$ 575	$ 597
Adjusted FFO per share - Diluted(1)(2)	$ 2.68	$ 2.78
Weighted average diluted shares outstanding	214.5	214.5

(1)     Excludes an income tax benefit of $2,360 million for the nine months ended September 30, 2017, resulting from the derecognition of deferred tax liabilities associated with Park’s intention to be taxed as a REIT.

(2)	Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.

DEFINITIONS

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin

Earnings before interest expense, taxes and depreciation and amortization (“EBITDA”), presented herein, reflects net income excluding depreciation and amortization, interest income, interest expense, income taxes and interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude:

•	Gains or losses on sales of assets for both consolidated and unconsolidated investments;
•	Gains or losses on foreign currency transactions;
•	Transition costs related to the Company’s establishment as an independent, publicly traded company;
•	Share-based compensation expense;
•	Non-cash impairment losses; and
•	Other gains and losses that management believes are not representative of the Company’s current or future operating performance.

Hotel Adjusted EBITDA measures hotel-level results before debt service, depreciation and corporate expenses of the Company’s consolidated hotels, including both comparable and non-comparable hotels but excluding hotels owned by unconsolidated affiliates, and is a key measure of the Company’s profitability. The Company presents Hotel Adjusted EBITDA to help the Company and its investors evaluate the ongoing operating performance of the Company’s consolidated hotels.

Hotel Adjusted EBITDA margin, is calculated as Hotel Adjusted EBITDA divided by total hotel revenue.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are not recognized terms under United States (“U.S.”) GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies.

The Company believes that EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (I) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are among the measures used by the Company’s management team to make day-to-day operating decisions and evaluate its operating performance between periods and between REITs by removing the effect of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results; and (ii) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss) or other methods of analyzing the Company’s operating performance and results as reported under U.S. GAAP.

NAREIT FFO attributable to stockholders, Adjusted FFO attributable to stockholders NAREIT FFO per share - diluted and Adjusted FFO per share - diluted

NAREIT FFO attributable to stockholders and NAREIT FFO per diluted share (defined as set forth below) are presented herein as non-GAAP measures of the Company’s performance. The Company calculates funds from operations (“FFO”) attributable to stockholders for a given operating period in accordance with standards established by the National Association of Real Estate

Investment Trusts (“NAREIT”), as net income or loss attributable to stockholders (calculated in accordance with U.S. GAAP), excluding depreciation and amortization, gains or losses on sales of assets, impairment, and the cumulative effect of changes in accounting principles, plus adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect the Company’s pro rata share of the FFO of those entities on the same basis. As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values historically have risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance. The Company calculates NAREIT FFO per diluted share as NAREIT FFO divided by the number of fully diluted shares outstanding during a given operating period.

The Company also presents Adjusted FFO attributable to stockholders and Adjusted FFO per diluted share when evaluating its performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding the Company’s ongoing operating performance. Management historically has made the adjustments detailed below in evaluating its performance and in its annual budget process. Management believes that the presentation of Adjusted FFO provides useful supplemental information that is beneficial to an investor’s complete understanding of operating performance. The Company adjusts NAREIT FFO attributable to stockholders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO attributable to stockholders:

•	Gains or losses on foreign currency transactions;
•	Transition costs related to the Company’s establishment as an independent, publicly traded company;
•	Share-based compensation expense;
•	Litigation gains and losses outside the ordinary course of business; and
•	Other gains and losses that management believes are not representative of the Company’s current or future operating performance.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy measures the utilization of the Company’s hotels’ available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate (“ADR”) levels as demand for rooms increases or decreases.

Average Daily Rate

ADR represents rooms revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the hotel industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a more pronounced effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room

Revenue per Available Room (“RevPAR”) represents rooms revenue divided by total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company’s performance as it provides a metric correlated to two primary and key factors of operations at a hotel or group of hotels: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to RevPAR and ADR are presented on a currency neutral basis (prior periods are reflected using current period exchange rates), unless otherwise noted.

Comparable Hotels

The Company presents certain data for its hotels on a comparable hotel basis as supplemental information for investors. The Company defines its comparable hotels as those that: (i) were active and operating in its system since January 1st of the previous year; and (ii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results are not available. The Company presents comparable hotel results to help the Company and its investors evaluate the ongoing operating performance of its comparable hotels. Of the 58 hotels that are consolidated as of September 30, 2017, 55 hotels have been classified as comparable hotels. Due to the conversion, or planned conversions, of a significant number of rooms at the Hilton Waikoloa Village in 2017 and Embassy Suites Washington DC Georgetown in 2016 to HGV timeshare units, and due to the effects of the hurricane at the Caribe Hilton in Puerto Rico and the expected continued effects from business interruption during the remainder of 2017 and well into 2018, the results from these properties were excluded from comparable hotels. Park’s comparable hotels as of September 30, 2016 also exclude the DoubleTree Hotel Missoula/Edgewater and the Hilton Templepatrick Hotel & Country Club, as these hotels were not retained by Park as part of the spin-off.